                                                           EXHIBIT 11.1


                             MAS TECHNOLOGY LIMITED


          STATEMENT RE:  COMPUTATION OF NET INCOME PER ORDINARY SHARE

                     (in thousands, except per share data)

                                                                      THREE MONTHS                           SIX MONTHS ENDED
                                                                   ENDED SEPTEMBER 30                          SEPTEMBER 30,

                                                       ------------------------------------       ----------------------------------

                                                                1996                  1997                1996                 1997
                                                                 NZ$                   NZ$                 NZ$                 NZ$
                                                       ----------------       --------------      ----------------------------------

Net income (loss)                                                   (99)               3,614                 161               3,618

                                                       ================       ==============      ==============      ==============


Ordinary shares used in share computation -
Weighted average number of ordinary shares outstanding            4,175                6,755               4,163               5,716

Treasury stock effect of stock options                                -                   97                   -                  97

                                                       ----------------       --------------      --------------      --------------

Shares used in computation                                        4,175                6,852               4,163               5,813

                                                       ----------------       --------------      --------------      --------------


Net income per ordinary share and equivalent shares         NZ$(0.02)              NZ$0.53             NZ$0.04             NZ$0.62
                                                       ================       ==============      ==============      ==============


                                    Page 26